UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    April 2, 2008

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	001-33675 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  —  Entry into a Material Definitive Agreement.

        Effective April 2, 2008, AspenBio Pharma, Inc. (the “Company”) entered into a license agreement with Novartis Animal Health, Inc. for the world-wide rights for the development and launch of AspenBio’s novel recombinant single-chain bovine products, BoviPure LH™ and BoviPure FSH™. The license agreement is generally for the term of the patents and the arrangement provides for a sharing of product development, costs and worldwide product sales. AspenBio receives an upfront cash payment and ongoing royalties based upon net direct product margins as defined and specified under the agreement. AspenBio has agreed to share in 35% of the product development and registration costs.

        The Company issued a press release on April 7, 2008 titled, “AspenBio Pharma Enters Worldwide License Agreement for Bovine Reproduction Drugs”, in connection with the agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Exhibits.

Exhibit No.	Description

99.1	Press release dated April 7, 2008 titled, “AspenBio Pharma Enters Worldwide LicenseAgreement for Bovine Reproduction Drugs”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2008	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer